UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2019

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, the Board of Directors (the “Board”) of Washington Gas Light Company (the “Company”) approved the Washington Gas Light Company Long-Term Incentive Plan (the “LTIP”), pursuant to which awards of service-based phantom units (the “Restricted Units” or “RUs”) and performance-based phantom units (the “Performance Units” or “PUs”) may be granted to directors, officers, employees and independent contractors of the Company and its affiliates. The LTIP is effective December 13, 2019.

A phantom unit represents the right to receive cash upon vesting, in an amount based on the average closing price of one common share of AltaGas Ltd. (“AltaGas”), the Company’s indirect parent, (the “Benchmark Security”) for the 20 consecutive trading days immediately preceding the determination date, plus all deemed dividends or distributions with respect to the phantom unit, and in some cases the application of a performance multiplier. The terms and conditions applicable to any award of phantom units under the LTIP, including vesting conditions and any performance measures or multipliers to be applied to the phantom unit, will be described in an award agreement signed by the participant and the Company.

The LTIP will be administered, and phantom units will be granted under the LTIP, by the Board, subject to the provisions of the LTIP.

In the event of a change of control (as defined in the LTIP) of AltaGas, the LTIP provides that outstanding phantom units will be treated as follows:

•
If the surviving entity assumes the LTIP and outstanding phantom units and the Board of Directors of AltaGas determines that the benchmark security of the surviving entity will be substantially similar to the Benchmark Security, then the LTIP and outstanding phantom units will remain outstanding in accordance with their terms;

•
If the surviving entity assumes the LTIP and outstanding phantom units but the Board of Directors of AltaGas determines that the benchmark security of the surviving entity will not be substantially similar to the Benchmark Security, then the LTIP and outstanding phantom units will remain outstanding with the payout amount calculated on the change of control date but paid on the original vesting date and such other adjustments deemed appropriate by the Board of Directors of AltaGas; and

•
If the surviving entity is a private entity with no benchmark security listed for trading on a securities exchange, or the Board of Directors of AltaGas determines that the surviving entity will not assume the LTIP and outstanding phantom units, then all outstanding phantom units will immediately vest upon the change of control.

The LTIP is intended to permit the Company to grant phantom units that are exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”), or to the extent they are not so exempt that comply with the requirements of Section 409A.

All awards under the LTIP are subject to the terms of the AltaGas clawback policy.

The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Washington Gas Light Company Long-Term Incentive Plan, effective December 13, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

December 19, 2019	By:	/s/ Douglas I. Bonawitz
Douglas I. Bonawitz
Senior Vice President, Chief Financial Officer and Treasurer